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INDEPENDENT AUDITORS' CONSENT                                      Exhibit 23(a)


We consent to the incorporation by reference in this Registration Statement of PacifiCorp on Form S-3 of our report dated March 5, 1999, appearing in the Annual Report on Form 10-K/A of PacifiCorp for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP

Portland, Oregon
November 18, 1999